Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Louisville Gas and Electric Company of our reports dated February 25, 2011 relating to the financial statements of Louisville Gas and Electric Company, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
April 21, 2011